The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and product supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated August 26, 2026

PRICING SUPPLEMENT dated August , 2026 (To the Prospectus dated May 15, 2025, the Prospectus Supplement dated May 15, 2025 and the Product Supplement No. WF-1 dated May 20, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

■	Linked to the lowest performing of the common stock of Cummins Inc. and the common stock of EQT Corporation (each referred to as an “Underlying Stock”)
■	Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium and, if the securities are not automatically called, the maturity payment amount will depend, in each case, on the performance of the lowest performing Underlying Stock on the call date or the calculation day, as applicable. The lowest performing Underlying Stock on the call date or the calculation day is the Underlying Stock that has the lowest stock return on that day (i.e., the lowest percentage change from its starting price to its stock closing price on that day).
■	Automatic Call. If the stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its starting price, the securities will be automatically called for the principal amount plus a call premium of at least 44.00% of the principal amount (to be determined on the pricing date).
■	Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the lowest performing Underlying Stock on the calculation day from its starting price to its ending price. The maturity payment amount will reflect the following terms:
■ If the price of the lowest performing Underlying Stock on the calculation day increases, you will receive the principal amount plus a positive return equal to 150% of the percentage increase in the price of that Underlying Stock from its starting price to its ending price.
■ If the price of the lowest performing Underlying Stock on the calculation day remains flat or decreases but the decrease is not more than 50%, you will receive the principal amount.
■ If the price of the lowest performing Underlying Stock on the calculation day decreases by more than 50%, you will have full downside exposure to the decrease in the price of that Underlying Stock, and you will lose more than 50%, and possibly all, of the principal amount of your securities.
■	Investors may lose more than 50%, and possibly all, of the principal amount.
■	Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the calculation day, as applicable. You will not benefit in any way from the performance of the better performing Underlying Stock. Therefore, you will be adversely affected if either Underlying Stock performs poorly, even if the other Underlying Stock performs favorably.
■	If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the stock closing price of the lowest performing Underlying Stock on the call date significantly exceeds its starting price. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate.
■	Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PPS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PPS-5 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025 and the product supplement no. WF-1 dated May 20, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PPS-11 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PPS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$25.75	$974.25
Total
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $900.00 and $959.60 per security. The estimated value is expected to be less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PPS-5 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of up to $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Terms of the Securities

Issuer:	Barclays Bank PLC
The common stock of Cummins Inc. (the “CMI Stock”) and the common stock of EQT Corporation (the “EQT Stock”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuers of the Market Measures as the “Underlying Stock Issuers.”
	Market Measure	Bloomberg Ticker Symbol	Starting Price(a)	Threshold Price(b)
Market Measures[1]:	CMI Stock	CMI UN<Equity>	$	$
	EQT Stock	EQT UN<Equity>	$	$
(a) With respect to each Underlying Stock, the stock closing price of that Underlying Stock on the pricing date (b) With respect to each Underlying Stock, 50% of its starting price
Pricing Date:	August 28, 2026
Issue Date:	September 2, 2026
Calculation Day[2]:	August 28, 2029
Stated Maturity Date[2]:	August 31, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its starting price, the securities will be automatically called, and on the call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the stock closing price of the lowest performing Underlying Stock on the call date significantly exceeds its starting price. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Premium:	The “call premium” will be determined on the pricing date and will be at least 44.00% of the principal amount (at least $440.00 per security). As a result of the call premium, the payment upon automatic call will be at least $1,440.00 per security.
Call Date[2]:	September 2, 2027
Call Settlement Date:	Three business days after the call date

PPS-2

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Maturity Payment Amount:

If the securities are not automatically called on the call date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending price of the lowest performing Underlying Stock on the calculation day is greater than its starting price:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the calculation day × upside participation rate);

• if the ending price of the lowest performing Underlying Stock on the calculation day is less than or equal to its starting price, but greater than or equal to its threshold price: $1,000; or

• if the ending price of the lowest performing Underlying Stock on the calculation day is less than its threshold price:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the calculation day)

If the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the calculation day is less than its threshold price, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Lowest Performing Underlying Stock:	For the call date or the calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest stock return on that day.
Upside Participation Rate:	150%
Stock Return:

For the call date or the calculation day, the “stock return” with respect to an Underlying Stock is the percentage change from its starting price to its stock closing price on that day, measured as follows:

stock closing price on that day – starting price

starting price

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the calculation day.
Stock Closing Price[1]:	With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the product supplement. The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06749JLM1 / US06749JLM17

PPS-3

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of up to $25.75 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $25.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 In the case of certain corporate events related to an Underlying Stock, the calculation agent may adjust the adjustment factor of that Underlying Stock if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Underlying Stock. Upon the occurrence of certain reorganization events with respect to an Underlying Stock, the calculation agent will make adjustments to reflect the amount and type of property deliverable for one share of that Underlying Stock as a result of that reorganization event. An Underlying Stock may be replaced with another stock selected by the calculation agent upon the occurrence of certain replacement stock events. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement.

2 If the call date or the calculation day is not a trading day with respect to either Underlying Stock, that day for each Underlying Stock will be postponed to the next succeeding day that is a trading day with respect to each Underlying Stock. The call date or the calculation day will also be postponed for either Underlying Stock if a market disruption event occurs with respect to that Underlying Stock on that day as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date is a “calculation day.”

PPS-4

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part and the product supplement no. WF-1 dated May 20, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or product supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

PPS-5

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Additional Information Regarding Our Estimated Value of the Securities

The final terms for the securities will be determined on the date the securities are initially priced for sale to the public (the “pricing date”) based on prevailing market conditions on or prior to the pricing date and will be communicated to investors orally and/or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PPS-11 of this pricing supplement.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

PPS-6

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PPS-7

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the stock closing price of the lowest performing Underlying Stock on the call date will be greater than or equal to its starting price or that the ending price of the lowest performing Underlying Stock on the calculation day will be greater than its starting price.

▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the calculation day is less than its starting price by more than 50%, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.

▪	You are willing and able to accept the individual market risk of each Underlying Stock and you understand that poor performance by either Underlying Stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Stock.

▪	You understand and accept that, if the securities are automatically called, you will forgo participation in any appreciation of any Underlying Stock and any return on your investment will be limited to the call premium that may be payable on the securities.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the calculation day, as applicable, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to the Underlying Stocks.

▪	You are willing and able to accept the risk that the securities may be automatically called prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically called.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the stock closing price of the lowest performing Underlying Stock on the call date will be less than its starting price and that the ending price of the lowest performing Underlying Stock on the calculation day will be less than or equal to its starting price.

▪	You are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the calculation day is less than its starting price by more than 50%, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.

▪	You are unwilling or unable to accept the individual market risk of each Underlying Stock or the risk that poor performance by either Underlying Stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Underlying Stock.

▪	You are unwilling and unable to accept that, if the securities are automatically called, you will forgo participation in any appreciation of any Underlying Stock, and any return on your investment will be limited to the call premium that may be payable on the securities.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the calculation day, as applicable, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

PPS-8

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Underlying Stocks.

▪	You are unwilling or unable to accept the risk that the securities may be automatically called prior to stated maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically called.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PPS-11 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the sections titled “The Common Stock of Cummins Inc.” and “The Common Stock of EQT Corporation” below.

PPS-9

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Determining Timing and Amount of Payment on the Securities

On the call settlement date, whether the securities are automatically called and you receive the call premium will be determined based on the stock closing price of the lowest performing Underlying Stock on the call date as follows:

On the stated maturity date, if the securities have not been automatically called, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the calculation day. The lowest performing Underlying Stock on the calculation day is the Underlying Stock that has the lowest stock return on the calculation day, calculated for each Underlying Stock as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the calculation day, as follows:

PPS-10

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in either or both of the Underlying Stocks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Securities Are Not Automatically Called And The Ending Price Of The Lowest Performing Underlying Stock On The Calculation Day Is Less Than Its Threshold Price, You Will Lose More Than 50%, And Possibly All, Of The Principal Amount Of Your Securities At Maturity — If the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the calculation day is less than its threshold price, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the price of that Underlying Stock from its starting price. The threshold price for each Underlying Stock is 50% of its starting price. For example, if the lowest performing Underlying Stock on the calculation day has declined by 50.1% from its starting price to its ending price, you will not receive any benefit from the contingent downside feature and you will lose 50.1% of the principal amount per security. As a result, you will not receive any benefit from the contingent downside feature if the price of the lowest performing Underlying Stock on the calculation day declines significantly and you may lose more than 50%, and possibly all, of the principal amount at maturity, even if the price of that Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

•	If the Securities Are Automatically Called, Your Return Will Be Limited To The Call Premium And May Be Lower Than The Return On A Direct Investment In The Underlying Stocks — If the securities are automatically called, the opportunity to participate in the possible increases in the price of the Underlying Stocks through an investment in the securities will be limited because any positive return on the securities will not exceed the call premium, regardless of any increase in the price of any Underlying Stock, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in any Underlying Stock.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Either Underlying Stock Performs Poorly, Even If The Other Underlying Stock Performs Favorably — You are subject to the full risks of each Underlying Stock. If either Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of one Underlying Stock could offset the poor performance of the other Underlying Stock. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on the call date or the calculation day, as applicable. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of both Underlying Stocks. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On The Call Date Or The Calculation Day, As Applicable, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stock — Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the calculation day, as applicable. Although it is necessary for each Underlying Stock to close at or above its starting price on the call date in order for the securities to be automatically called or at or above its threshold price on the calculation day in order for you to be repaid the principal amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stock on any day would be blended with the performance of the lowest performing Underlying Stock on that day, resulting in a better return than the return of the lowest performing Underlying Stock on that day alone.

•	You Will Be Subject To Risks Resulting From The Relationship Between The Underlying Stocks — The correlation of a pair of Underlying Stocks represents a statistical measurement of the degree to which the returns of those Underlying Stocks are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Underlying Stocks will not be correlated. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship

PPS-11

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

between the Underlying Stocks will be over the term of the securities. The Underlying Stocks may represent different equity markets, and those equity markets may not perform similarly over the term of the securities.

•	Any Payment On The Securities Will Be Determined Based On The Stock Closing Prices Of The Underlying Stocks On The Dates Specified — Any payment on the securities will be determined based on the stock closing prices of the Underlying Stocks on the dates specified. You will not benefit from any more favorable prices of the Underlying Stocks determined at any other time.

•	Owning The Securities Is Not The Same As Owning Either Or Both Of The Underlying Stocks — The return on your securities may not reflect the return you would realize if you actually owned either or both of the Underlying Stocks. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of either Underlying Stock would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the price of either Underlying Stock will rise or fall. There can be no assurance that the stock closing price of either Underlying Stock will not be less than its starting price on the call date or, if the securities are not called, less than its threshold price on the calculation day. The price of each Underlying Stock will be influenced by complex and interrelated political, economic, financial and other factors that affect that Underlying Stock. You should be willing to accept the downside risks associated with equities in general and each Underlying Stock in particular, and the risk of losing a significant portion or all of the principal amount.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the

PPS-12

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlying Stocks

•	There Are Risks Associated With Single Equities — The price of each Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Underlying Stock.

•	We Cannot Control Actions By An Underlying Stock Issuer — Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the ending price of such Underlying Stock and the value of the securities. We are not affiliated with either Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the securities nor will either Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.

•	We And Our Affiliates Have No Affiliation With Either Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with either Underlying Stock Issuer. This pricing supplement relates only to the securities and does not relate to either Underlying Stock. The material provided in this pricing supplement concerning an Underlying Stock Issuer is derived from publicly available documents without independent verification. Neither we nor either agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor either agent knows whether either Underlying Stock Issuer has disclosed all events occurring before the date of this pricing supplement, including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into each Underlying Stock Issuer.

•	You Have Limited Anti-dilution Protection — The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the securities and any payments on the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer — Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. In any such event, the equity-linked nature of the securities would be significantly altered. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” in the accompanying product supplement for a description of the specific events that can lead to these adjustments and the procedures for selecting a replacement stock. The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.

•	The Historical Performance Of The Underlying Stocks Is Not An Indication Of Their Future Performance — The historical performance of the Underlying Stocks should not be taken as an indication of the future performance of the Underlying Stocks. It is impossible to predict whether the stock closing prices of the Underlying Stocks will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the prices of the Underlying Stocks are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

PPS-13

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Underlying Stock and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Underlying Stocks. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any prices of the Underlying Stocks and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Underlying Stocks” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Underlying Stocks on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

PPS-14

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

•	the expected volatility of the Underlying Stocks;

•	correlation (or lack of correlation) of the Underlying Stocks;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Underlying Stocks;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Expected To Be Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees expected to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue

PPS-15

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

PPS-16

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting price, threshold price or ending price of either Underlying Stock applicable to the securities. The actual amount you receive upon automatic call or at stated maturity and resulting pre-tax total rate of return will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Hypothetical Call Premium:	44.00% of the principal amount or $440.00 per security (the lowest possible call premium that may be determined on the pricing date)
Upside Participation Rate:	150%
Hypothetical Starting Price:	For each Underlying Stock, $100.00
Hypothetical Threshold Price:	For each Underlying Stock, $50.00 (50% of its hypothetical starting price)

The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price of either Underlying Stock. For each Underlying Stock, the actual starting price will be the stock closing price of that Underlying Stock on the pricing date, the actual threshold price will be 50% of its actual starting price and the actual ending price will be the stock closing price of that Underlying Stock on the calculation day. For historical closing prices of the Underlying Stocks, see the historical information set forth under the sections titled “The Common Stock of Cummins Inc.” and “The Common Stock of EQT Corporation” below. We cannot predict the stock closing price of the Underlying Stocks on any day during the term of the securities, including on the call date or the calculation day.

Hypothetical Payout Profile

PPS-17

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus the call premium, resulting in a hypothetical payment upon automatic call of $1,440.00 per security and a hypothetical pre-tax total rate of return of 44.00%.

If the securities are not automatically called:

Hypothetical ending price of the lowest performing Underlying Stock on the calculation day	Hypothetical stock return of the lowest performing Underlying Stock on the calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return
$175.00	75.00%	$2,125.00	112.50%
$150.00	50.00%	$1,750.00	75.00%
$140.00	40.00%	$1,600.00	60.00%
$130.00	30.00%	$1,450.00	45.00%
$120.00	20.00%	$1,300.00	30.00%
$110.00	10.00%	$1,150.00	15.00%
$105.00	5.00%	$1,075.00	7.50%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$75.00	-25.00%	$1,000.00	0.00%
$50.00	-50.00%	$1,000.00	0.00%
$49.00	-51.00%	$490.00	-51.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its starting price. As a result, the securities are automatically called on the call date.

	CMI Stock	EQT Stock
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on the call date:	$160.00	$175.00
Hypothetical stock return on the call date:	60.00%	75.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date.

In this example, the CMI Stock has the lowest stock return on the call date and is, therefore, the lowest performing Underlying Stock on that day.

Step 2: Determine the payment amount based on the hypothetical stock closing price of lowest performing Underlying Stock on the call date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its hypothetical starting price, the securities are automatically called on the call date and you will receive on the call settlement date the principal amount of your securities plus a call premium of 44.00% of the principal amount. Even though the lowest performing Underlying Stock on the call date appreciated by 60.00% from the starting price to its stock closing price on that day in this example, your return is limited to the call premium of 44.00%.

On the call settlement date, you would receive $1,440.00 per security.

PPS-18

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Example 2. The securities are not automatically called. The maturity payment amount is greater than the principal amount.

	CMI Stock	EQT Stock
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on the call date:	$75.00	$65.00
Hypothetical ending price:	$120.00	$110.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical stock return on the calculation day:	20.00%	10.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date.

In this example, the EQT Stock has the lowest stock return on the call date and is, therefore, the lowest performing Underlying Stock on that day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical starting price, the securities are not automatically called.

Step 2: Determine which Underlying Stock is the lowest performing Underlying Stock on the calculation day.

In this example, the EQT Stock has the lowest stock return on the calculation day and is, therefore, the lowest performing Underlying Stock on that day.

Step 3: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the calculation day.

Because the hypothetical ending price of the lowest performing Underlying Stock on the calculation day is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the calculation day × upside participation rate)

= $1,000 + ($1,000 × 10.00% × 150%)

= $1,150.00

On the stated maturity date, you would receive $1,150.00 per security.

Example 3. The securities are not automatically called. The maturity payment amount is equal to the principal amount.

	CMI Stock	EQT Stock
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on the call date:	$70.00	$95.00
Hypothetical ending price:	$95.00	$120.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical stock return on the calculation day:	-5.00%	20.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date.

In this example, the CMI Stock has the lowest stock return on the call date and is, therefore, the lowest performing Underlying Stock on that day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical starting price, the securities are not automatically called.

Step 2: Determine which Underlying Stock is the lowest performing Underlying Stock on the calculation day.

In this example, the CMI Stock has the lowest stock return on the calculation day and is, therefore, the lowest performing Underlying Stock on that day.

Step 3: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the calculation day.

PPS-19

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Because the hypothetical ending price of the lowest performing Underlying Stock on the calculation day is less than its hypothetical starting price, but not by more than 50%, you would be repaid the principal amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The maturity payment amount is less than the principal amount.

	CMI Stock	EQT Stock
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on the call date:	$60.00	$95.00
Hypothetical ending price:	$40.00	$140.00
Hypothetical threshold price:	$50.00	$50.00
Hypothetical stock return on the calculation day:	-60.00%	40.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date.

In this example, the CMI Stock has the lowest stock return on the call date and is, therefore, the lowest performing Underlying Stock on that day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical starting price, the securities are not automatically called.

Step 2: Determine which Underlying Stock is the lowest performing Underlying Stock on the calculation day.

In this example, the CMI Stock has the lowest stock return on the calculation day and is, therefore, the lowest performing Underlying Stock on that day.

Step 3: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the calculation day.

Because the hypothetical ending price of the lowest performing Underlying Stock on the calculation day is less than its hypothetical starting price by more than 50%, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the calculation day)

= $1,000 + ($1,000 × -60.00%)

= $400.00

On the stated maturity date, you would receive $400.00 per security.

This example illustrates that you will be fully exposed to a decrease in the lowest performing Underlying Stock on the calculation day if the ending price of that Underlying Stock is less than its threshold price, even if the ending price of the other Underlying Stock has appreciated or has not declined below its threshold price.

PPS-20

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Information about the Underlying Stocks

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of each Underlying Stock can be located by reference to its SEC file number provided below.

Included below is a brief description of the issuer of each Underlying Stock. This information has been obtained from publicly available sources. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

PPS-21

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

The Common Stock of Cummins Inc.

According to publicly available information, Cummins Inc. designs, manufactures, distributes and services diesel, natural gas, electric and hybrid powertrains and powertrain-related components. Information filed by Cummins Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04949. The CMI Stock is listed on the New York Stock Exchange under the ticker symbol “CMI.”

Historical Information

We obtained the closing prices of the CMI Stock displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the CMI Stock should not be taken as an indication of the future performance of the CMI Stock. Future performance of the CMI Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the CMI Stock during the term of the securities, including on the call date or the calculation day. We cannot give you assurance that the performance of the CMI Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the CMI Stock for the period from January 1, 2021 to August 25, 2026. The closing price on August 25, 2026 was $572.67. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates a hypothetical threshold price of 50% of the closing price of the CMI Stock on August 25, 2026. The actual threshold price will be equal to 50% of the starting price of the CMI Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-22

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

The Common Stock of EQT Corporation

According to publicly available information, EQT Corporation is a vertically integrated natural gas company with upstream, gathering and transmission operations focused in the Appalachian Basin. Information filed by EQT Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03551. The EQT Stock is listed on the New York Stock Exchange under the ticker symbol “EQT.”

Historical Information

We obtained the closing prices of the EQT Stock displayed in the graph below from Bloomberg without independent verification. The historical performance of the EQT Stock should not be taken as an indication of the future performance of the EQT Stock. Future performance of the EQT Stock may differ significantly from historical performance, and no assurance can be given as to the closing prices of the EQT Stock during the term of the securities, including on the call date or the calculation day. We cannot give you assurance that the performance of the EQT Stock will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the EQT Stock for the period from January 1, 2021 to August 25, 2026. The closing price on August 25, 2026 was $54.00. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

* The dotted line indicates a hypothetical threshold price of 50% of the closing price of the EQT Stock on August 25, 2026. The actual threshold price will be equal to 50% of the starting price of the EQT Stock.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-23

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Cummins Inc. and the Common Stock of EQT Corporation due August 31, 2029

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. As discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Underlying Stocks. Assuming this treatment is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. This gain or loss on your securities should be treated as short-term capital gain or loss unless you hold your securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the original issue price. The deductibility of capital losses is subject to limitations. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

PPS-24